Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Erik Olsson, Keith Sawottke, or Kevin Groman, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed on Form S-8 of RSC Holdings Inc. and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Erik Olsson	Chief Executive Officer, President and Director	May 18, 2007
Erik Olsson	(“Principal Executive Officer”)

/s/ Keith Sawottke Keith Sawottke	Chief Financial Officer (“Principal Financial and Principal Accounting Officer”)	May 18, 2007

/s/ Denis Nayden	Chairman of the Board, Director	May 18, 2007
Denis Nayden

/s/ Mark Cohen	Director	May 18, 2007
Mark Cohen

/s/ Timothy Collins	Director	May 18, 2007
Timothy Collins

/s/ Edward Dardani	Director	May 18, 2007
Edward Dardani

/s/ Douglas Kaden	Director	May 18, 2007
Douglas Kaden

10

Signature	Title	Date

/s/ Christopher Minnetian	Director	May 18, 2007
Christopher Minnetian

/s/ John R. Monsky	Director	May 18, 2007
John R. Monsky

/s/ James Ozanne	Director	May 18, 2007
James Ozanne

/s/ Scott Spielvogel	Director	May 18, 2007
Scott Spielvogel

/s/ Don Wagner	Director	May 18, 2007
Don Wagner

11